UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2018

Live Ventures Incorporated

(Exact name of registrant as specified in its charter)

Nevada	001-33937	85-0206668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

(Address of principal executive office, including zip code)

(702) 939-0231

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced by Live Ventures Incorporated (the “Company”), on December 30, 2017, ApplianceSmart Holdings LLC, a wholly-owned subsidiary of the Company (the “Purchaser”), entered into a Stock Purchase Agreement (the “Agreement”) with Appliance Recycling Centers of America, Inc. (the “Seller”) and ApplianceSmart, Inc. (“ApplianceSmart”), a subsidiary of the Seller. Pursuant to the Agreement, the Purchaser purchased (the “Transaction”) from the Seller all of the issued and outstanding shares of capital stock of ApplianceSmart in exchange for $6,500,000 (the “Purchase Price”). The Purchaser was required to deliver the Purchase Price, and a portion of the Purchase Price was delivered, to the Seller prior to March 31, 2018. Between March 31, 2018 and April 24, 2018, the Purchaser and the Seller negotiated in good faith the method of payment of the remaining outstanding balance of the Purchase Price. On April 25, 2018, the Purchaser delivered to the Seller that certain Promissory Note (the “ApplianceSmart Note”) in the original principal amount of $3,919,494.46 (the “Original Principal Amount”), as such amount may be adjusted per the terms of the ApplianceSmart Note. The ApplianceSmart Note is effective as of April 1, 2018 and matures on April 1, 2021 (the “Maturity Date”). The ApplianceSmart Note bears interest at 5% per annum with interest payable monthly in arrears. Ten percent of the outstanding principal amount will be repaid annually on a quarterly basis, with the accrued and unpaid principal due on the Maturity Date. ApplianceSmart has agreed to guaranty repayment of the ApplianceSmart Note. The remaining $2,580,505.54 of the Purchase Price was paid in cash by the Purchaser to the Seller. The Purchaser may reborrow funds, and pay interest on such reborrowings, from the Seller up to the Original Principal Amount. The foregoing description of the ApplianceSmart Note does not purport to be complete and is qualified in its entirety by reference to the full text of the ApplianceSmart Note, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On April 26, 2018, the Company issued a press release providing an update regarding the Transaction, a copy of which is attached hereto as Exhibit 99.1.

Prior to the signing of the Agreement, the Company formed a special committee composed entirely of an independent and distinterested director (the “Special Committee”) to evaluate the Transaction. The Special Committee also evaluated the terms of the ApplianceSmart Note. Jon Isaac, the Company’s President and Chief Executive Officer, is the CEO, Manager and sole member of Isaac Capital Group, LLC, which, as of October 6, 2017, was the beneficial owner of 8.6% of the outstanding capital stock of the Seller. Jon Isaac is also the son to Tony Isaac, the Chief Executive Officer of the Seller and formerly the Chief Executive Officer of ApplianceSmart.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note, effective April 1, 2018, issued by ApplianceSmart Holdings LLC
99.1	Press Release dated April 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIVE VENTURES INCORPORATED

Dated: April 26, 2018	By:	/s/ Jon Isaac
Jon Isaac, Chief Executive Officer and President

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